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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


                                                                       Three-Months          Six-Months
                                                                          Ended                 Ended
                                                                       January 31,           January 31,
                                                                      1997     1996         1997    1996
EARNINGS                                                              ----     ----         ----    ----

   Net income...................................................     $ 964      $ 817     $1,844   $1,574
                                                                     =====      =====     ======   ======
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SHARES

   Weighted average number of common shares outstanding.........     5,775      5,695      5,770    5,676

   Add: shares of common stock equivalents......................       235        248        257      240
                                                                     -----      -----     ------   ------

   Weighted average number of common shares used in
     primary earnings per share calculation.....................     6,010      5,943      6,027    5,916

   Add: incremental shares of common stock equivalents..........         -          -          -       20
                                                                     -----      -----     ------   ------

   Weighted average number of common shares used in
     fully diluted earnings per share calculation...............     6,010      5,943      6,027    5,936
                                                                     =====      =====     ======   ======

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PRIMARY EARNINGS PER SHARE

   Net income...................................................     $0.16      $0.14      $0.31    $0.27
                                                                     =====      =====     ======   ======

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FULLY DILUTED EARNINGS PER SHARE

   Net income...................................................     $0.16      $0.14      $0.31    $0.27
                                                                     =====      =====     ======   ======

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